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          [AIRNET LOGO]                                   FOR IMMEDIATE RELEASE

                                  EXHIBIT 99.1

                         AIRNET COMMUNICATIONS ANNOUNCES
                            US$30 MILLION OF FUNDING

Melbourne, FL, April 3, 2001 - AirNet Communications Corporation (NASDAQ: ANCC), announced today that it has received binding commitments for US$30 million of funding from a private placement with Mellon Ventures, Ltd., SCP Private Equity Partners II, L.P., and Tandem PCS Investments, L.P. Subject to receiving shareholder approval, the Company will issue Preferred Stock and Warrants to these investors. The Preferred Stock will be convertible into Common Stock at a conversion price of $3.14 per share. The Warrants will entitle the investors to purchase an aggregate of 2,866,242 shares of Common Stock at an exercise price of $3.14 per share. The Preferred Stock and Warrants to be issued to the investors have not been registered by the Company and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

FOR MORE INFORMATION:

Investor Contact:
Ed Bisno
Edelman Worldwide
+1 212-704-8212
ed_bisno@edelman.com

Press Contact:
Jim Burke
Edelman Worldwide
+1 321-722-9788
jim_burke@edelman.com

AirNet Contact:
Gary Pacilio
+1 321-953-6609
gpacilio@airnetcom.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to


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high-speed data and wireless Internet services, future sales to customers and customer deployment plans. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our historical and future losses, our limited operating history, and fluctuations in our quarterly revenues and operating results. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

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